EXHIBIT 3.2

  AMEDNDEND AND RESTATED CERTIFICATE OF INCORPORATION OF WORLD DIAGNOSTICS INC.

         World Diagnostics, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

         1. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 3, 1997.

         2. A Certificate of Amendment to the Corporation's Certification of Incorporation was filed with the Secretary of State of the State of Delaware on August 3, 1998.

         3. This Amended and Restated Certificate of Incorporation (the "Certificate") has been adopted pursuant to Sections 242 and 245 of the DGCL and restates and amends the provisions of the Certificate of Incorporation of the Corporation.

         4. The Board of Directors of the Corporation (the "Board") adopted resolutions dated July 30, 2000 proposing and declaring advisable the amendment and restatement of the Certificate of Incorporation, that such amendment and restatement of the Certificate of Incorporation was approved by written consent of a majority of the stockholders of the Corporation dated as of July 31, 2000 pursuant to Section 228 of the DGCL, and that such resolutions so approved by the Board and a majority of the stockholders of the Corporation read as follows:

         RESOLVED,that the text of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation is World Diagnostics Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1313 N. Morliet Street, Wilmington, DE 19801-11511, County of New Castle. The name and address of the Corporation's registered agent in the State of Delaware is The Company Corporation, 1313 N. Morliet Street, Wilmington, DE 19801-11511.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000), of which Ten Million (10,000,000) shares shall be designated common stock, par value $.001 per share ("Common Stock"), and Five Million (5,000,000) shall be preferred Stock, par value $0.001 per share ("Preferred Stock").

         The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares of Common Stock or Preferred Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation.

         A. Rights and Powers of Common Stock.

         1. Voting Rights and Powers. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or in the DGCL, the holders of the outstanding shares of Common Stock shall vote together with the holders of all other classes and series of voting capital stock with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent. Holders of Common Stock shall be entitled to cast one vote in person or by proxy for each share of Common Stock standing in his, her or its name as of the record date for determining stockholders entitled to vote upon or consent to the matter under consideration.

         2. Dividends and Distributions. Subject to the rights of the holders of shares of Preferred Stock of any class then outstanding, holders of shares of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of this Corporation as may be declared thereon by the Board of Directors (the "Board") out of assets or funds of this Corporation legally available therefore.

         B. Preferred Stock.

         Authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, voting powers, preferences and relative, participating, optional or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board with respect to each such series shall include, but not be limited to, the determination of the following:

                  1. the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board;

                  2. the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

                  3. whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and conditions of such redemption;

                  4. whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

                  5. whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Corporation and if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

                  6. whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

                  7. the rights of the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation or upon any distribution of its assets; and

                  8. any other powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

         FIFTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

         SEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director=s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to, repeal or adoption of any provision of the certificate of incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of any inconsistent provision. If the Delaware GCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware GCL as so amended.

         The Corporation is authorized to provide indemnification of agents (as defined in Section 145 of the GCL) for any breach of duty to the Corporation and its stockholders through Bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the GCL, subject to the limitations on such excess indemnification set forth in Section 102 of the GCL.

         EIGHTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in a manner now or hereafter prescribed by the laws of the State of Delaware at the time in force; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Barry Peters, its Chairman and Treasurer, this 6th day of September, 2000.

                                            By: ______________________
                                                Barry Peters

                                                                     EXHIBIT 3.3

            AMEDNDEND AND RESTATED BY-LAWS OF WORLD DIAGNOSTICS INC.

                                    ARTICLE I

                              OFFICES AND BRANCHES

         SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent.

         SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select.

         SECTION 3. FOREIGN OFFICES AND BRANCHES. The Corporation shall have the authority to establish and operate branches and offices and otherwise legally qualify to do business, carry on business operations, and create, manage and participate in subsidiaries, investments, partnerships, funds joint ventures or any other form of business operation, and to purchase lease, sell, own and operate property of every description, in any and all foreign countries outside of the United States.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall determine each year; provided, however, that unless required by applicable law, no annual meeting of stockholders need be held if all actions, including the election of Directors, required by the DGCL to be taken at such annual meeting are taken by written consent in lieu of meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Chairman, President or the Secretary or by the directors, and may be held at any date, time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

         SECTION 3. NOTICE OF MEETINGS. Written notice of each annual or special meeting of the stockholders, stating the place, date and time of the meeting, and in the case of a special meeting the purpose of such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting, at such address as appears on the records of the Corporation

         SECTION 4. VOTING. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote which is registered in name on the record date for the meeting. Elections for directors and all other matters shall be decided by majority vote except as otherwise required by the certificate of incorporation or by law.

         SECTION 5. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of Stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three (3) years from its date, unless the proxy provides for a longer period.

         SECTION 6. QUORUM. Except as otherwise required by law, the holders of a majority of the stock of the corporation entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum shall not be present at any meeting, the chairman of the meeting or a majority of the holders of the stock of the Corporation entitled to vote who are present at such meeting, in person or by proxy, shall have the power to adjourn the meeting to another place, date, or time, without notice other than announcement at the meeting; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

         SECTION 7. STOCKHOLDERS LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stockholders list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         SECTION 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders, including, without limitation, election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER AND TERM. The number of directors constituting the entire Board shall be not more than nine (9) nor less than one (1) member, as fixed from time to time by resolution of the stockholders or the Board of Directors. The directors shall be elected to serve until the next annual meeting of the stockholders and until their respective successors shall have been elected and qualified. The number of directors may be increased or decreased from time to time by amendment to these By-Laws made by a majority of the Board of Directors or by the shareholders.

         Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

         SECTION 2. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. Subject to the rights of the holders of a series of any preferred stock with respect to such series of preferred stock, newly created directorships resulting from any increase in the authorized number of Directors or if the office of any director, member of a committee or officer becomes vacant for any reason, the remaining directors in office, though less than a quorum, by a majority vote, may elect a successor who shall hold office for the unexpired term and until his successor shall be elected and qualified.

         SECTION 4. REMOVAL. Any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote.

         SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the certificate of incorporation or by these By-laws conferred upon or reserved to the stockholders.

         SECTION 6. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. The Chairman, President or the Secretary may call, and at the request of any three
(3) directors must call, on at least twenty-four hours' prior written notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Action by a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

         SECTION 7. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting to another place, date or time, without further notice (other than announcement at the meeting) or waiver thereof.

         SECTION 8. COMPENSATION. Directors may receive such compensation for their services as directors as the Board of Directors shall from time to time determine by resolution. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

         SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board, and shall elect a director or directors to serve as the member or members of those committees, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Subject to the terms and provisions of the Certificate of Incorporation, any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; and provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, and subject to the terms and provisions of the Certificate of Incorporation, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. GENERALLY. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, a Secretary and one or more Assistant Secretaries, all of whom shall be elected by the Board of Directors. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may elect a Chairman of the Board of Directors and such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. None of the officers of the Corporation need be directors. Two or more offices may be held by the same person. Any officer may be removed at any time, with or without cause, by the Board of Directors.

         SECTION 2. CHAIRMAN. The Chairman shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors.

         SECTION 3. PRESIDENT. The President shall be the Chief Executive Officer and the Chief Operating Officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of Chief Executive Officer and Chief Operating Officer or which from time to time are delegated to him by the Board of Directors. The President shall have power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

         SECTION 4. VICE-PRESIDENTS. Each Vice-President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

         SECTION 5. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         SECTION 6. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, directors, or stockholders, upon whose requisition the meeting is called as provided in the By-laws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

         SECTION 7. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

         SECTION 8. ADDITIONAL POWERS OF OFFICERS. In addition to the powers specifically provided in these By-laws, each officer (including officers other than those referred to in these By-laws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

         SECTION 9. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                                    ARTICLE V

                                      STOCK

         SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be issued to each stockholder, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificates may be facsimiles. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

         SECTION 2. STOCK LEDGER. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

         SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         SECTION 4. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

         SECTION 5. TRANSFER OF SHARES. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly indorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 6. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 7. REGULATIONS. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing shares.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 1. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

         SECTION 2. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation the year of its creation and the words "CORPORATE SEAL" and "DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         SECTION 4. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

         SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, first class mail (air-mail if to an address outside of the United States), postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, in which case such notice shall be deemed given on the day of such mailing, unless it is notice of a directors' meeting, in which case such notice shall be deemed given five (5) days after the date of such mailing. Notice may also be given personally, against receipt, or by telegram, telex or similar communication and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

         Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatsoever is required or permitted to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. A telegram, telex or similar communication waiving any such notice sent by a person entitled to notice shall be deemed equivalent to a waiver in writing signed by such person. Neither the business nor the purpose of any meeting need be specified in any waiver.

                                   ARTICLE VII

                                   AMENDMENTS

         SECTION 1. BY SHAREHOLDERS. These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

         SECTION 2. BY DIRECTORS. - The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority vote (unless the Certificate of Incorporation requires a larger vote) of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by theshareholders.